Exhibit 10.8

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2

3

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EXHIBIT B1

(will insert inventory list after the completion of construction)

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EXHIBIT C1

(will insert the construction schedule prior to April 30, 2015)

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FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE ("Amendment") is made and entered into by and among Headgate II, LLC, a Colorado limited liability company ("Landlord"), Strainwise, Inc., a Colorado corporation ("Tenant") and Erin Phillips and Shawn Phillips (each, a "Guarantor", collectively, "Guarantors"), and is effective on the date (the "Effective Date") executed by the last of the parties hereto.

RECITALS:

WHEREAS, Landlord and Tenant are parties to that certain Commercial Lease Agreement effective as of April 1, 2014 associated with the premises located at 11100 East 51st Avenue, Denver, CO 80239 (the "Property"), as amended by that Addendum dated March 5, 2015, as further amended by that Settlement Agreement and Addendum dated November 9, 2015, and as further amended by that Letter dated May 9, 2017. Collectively, the Commercial Lease Agreement and all amendments thereto are referred to herein as the "Lease"; and

WHEREAS Landlord and Tenant have agreed to further amend the Lease as set forth below.

NOW, THEREFORE, in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT:

1) **Dismissal of FED Action**. Immediately following the Effective Date, Landlord shall file a Motion to Dismiss Without Prejudice with the City and County of Denver District Court for the purpose of withdrawing Landlord's claims as contained in the First Amended Complaint filed with the City and County of Denver District Court on May 25, 2017, Case No. 2017CV31934.

2) **Rent**. Landlord hereby acknowledges receipt of $50,000.00 from Tenant, which such amount shall be applied to the outstanding balance currently due and owing under the Lease. Furthermore, Landlord agrees to accept $50,000.00 as the Minimum Monthly Rent (as defined in the Lease) for the month of July 2017; NNN payments will be due in accordance with the Lease and will be in addition to the $50,000.00. Receipt and acceptance by Landlord from Tenant of the payment stated in this Section 2 is not a waiver of any other amounts that are currently due and owing or that will become due and owing in the future in accordance with the Lease.

3) **License Transfer**. The parties understand that Tenant has sublet the Property to various subtenants (collectively, the "Licensees"), and that such Licensees own various marijuana cultivation and retail licenses that are attached to the Property (The parties further understand that the Licensees are currently attempting to transfer the cultivation licenses (collectively, the "Licenses") and the business conducted at the Property to a prospective purchaser ("New Tenant"), with such New Tenant to be approved by Landlord pursuant to the terms of the Lease, which approval will not be unreasonably withheld so long as New Tenant has provided Landlord with proof of ability to meet its obligations under the Lease and under the Licenses. Upon either the

Landlord or the Tenant procuring a New Tenant in accordance with the terms of this Agreement, the parties agree to cooperate with each other and diligently coordinate with the Licensees in good faith to effectuate the transfer of the Licenses to the New Tenant pursuant to the terms herein. Notwithstanding the foregoing, such License transfer described herein is subject to approval by the State of Colorado Marijuana Enforcement Division (the "MED") and any necessary local authorities, as further discussed below.

a) In furtherance of transferring the Licenses to a New Tenant and entering into a new binding lease agreement for the Property with the New Tenant, the parties acknowledge that such transfer and the consummation of a new lease agreement is subject to approval by MED and any necessary local authorities.

b) Tenant shall have a period of forty-five (45) days from the Effective Date to procure a New Tenant (the "Transfer Term"). Notwithstanding the foregoing, Landlord shall simultaneously have the right to procure a New Tenant during the Transfer Term. If, within forty-five (45) days from the Effective Date: (a) the Licensees, collectively, have a signed agreement with the New Tenant to transfer the Licenses, (b) the Licensees, collectively, and such New Tenant have submitted the necessary documentation as required by the MED and local licensing authorities to effectuate a transfer and change of ownership of the Licenses, or has a signed agreement providing that such documentation will be submitted no later than August 15, 2017, (c) Landlord has approved of the prospective purchaser and has entered into an agreement with such prospective purchaser such that it will become the New Tenant, and (d) Tenant shall have paid all amounts then properly due and owing to Landlord under the Lease and satisfied all other obligations under the Lease as of the date of the new lease with the New Tenant, then Landlord will release Tenant and Guarantors from their respective liabilities and obligations pursuant to the Lease; provided, however, that **Tenant and Guarantors shall not be released from their obligations and liabilities associated with the Lease until such time as the MED and any necessary local authorities have approved the transfer of all of the Licenses.** For the avoidance of any doubt, and notwithstanding anything to the contrary herein, under no circumstances shall Tenant or Guarantors be released from their respective liabilities and obligations pursuant to the Lease unless and until the Licensees have a signed agreement with the New Tenant to transfer the Licenses.

c) Landlord, in its sole and absolute discretion, shall have the exclusive right to extend the Transfer Term for an additional fifteen (15) days.

4) **Default**. In the event that Tenant or any of the Licensees breach any of the terms of the Lease or this Amendment, then Landlord shall have the right to immediately commence eviction proceedings pursuant to the Lease and state law.

5) **Miscellaneous**.

a) For the avoidance of any doubt, Landlord does not, and will not, under any circumstance, exercise any control or ownership interest in the Licenses, Tenant or any of its operations or assets. To the extent the MED or any other governmental authority determines that Landlord exercises control over any of these items, the definitive agreements shall be amended to

the satisfaction of the MED and the local authority such that Landlord is not deemed to have a controlling interest. The parties hereto acknowledge and agree that certain terms of this Amendment, including, without limitation, the transfer of the Licenses, are subject to approval of the MED and local authorities. The parties hereto further agree to negotiate in good faith to comply with any requirement provided by the MED or any local licensing authority.

b) Except as herein provided, all of the terms, covenants, conditions and stipulations contained in the Lease, as amended, shall continue with like force and effect and to all legal intents and purposes and Landlord and Tenant shall be bound by the Lease. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. All words commencing with initial capital letters in this Amendment and not defined in this Amendment, but defined in the Lease, shall have the same meaning in this Amendment as in the Lease.

c) This Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. A facsimile or electronic copy of this Amendment and any signature thereon shall be considered originals.

d) No term of the Lease, as amended, may be varied, changed, modified, waived or terminated orally or by conduct or inaction, but only by an instrument in writing signed by the parties. Delay in seeking to enforce any provision herein shall not constitute or operate as a waiver of any breach of any provision hereof, nor shall such delay, or failure to act, operate as a waiver to seek enforcement of any provision hereof at any future time.

e) One of the Licensees, 5110 Race, LLC ("5110"), is currently subject to a receivership approved by the District Court of Denver, Colorado. To the extent 5110's rights or interests are affected by this Amendment, this Amendment's applicability to 5110 is contingent upon approval by the Denver District Court resulting from the receivership action pertaining to 5110 only. The receivership associated with 5110 does not in any way affect the rights or obligations of any of the other Licensees hereunder.

f) **Tenant shall not be released from any obligations and liabilities under with the Lease until such time as the MED and any necessary local authorities have approved the transfer of all of the Licenses.**

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

"LANDLORD"

Headgate II, LLC

By: ______________________
Name: Andy Shopneck
Title: Managing Member
Date: 6/5/17

"TENANT"

Strainwise, Inc.

By: ______________________
Name: Erin Phillips
Title: President
Date: 6/5/17

"PERSONAL GUARANTORS"

By: ______________________
Name: Erin Phillips
Date: 6/5/17

By: ______________________
Name: Shawn Phillips
Date: 6/5/17

Strainwise, Inc.
Attn: Erin Phillips
1350 Independence St., Suite 300
Lakewood, CO 80215

Re: Agreement of Transfer of Licenses

Dear Erin,

This binding Letter of Intent (the "LOI") dated May 9, 2017 sets forth certain binding understandings between Headgate II, LLC, a Colorado limited liability company ("Headgate") and Strainwise, Inc., a Colorado corporation ("Strainwise") with respect to their agreement on the termination of that certain Commercial Lease Agreement by and between Headgate, as Landlord, and Strainwise, as Tenant dated April 1, 2014 associated with the premises located at 11100 East 51st Avenue, Denver, Colorado 80239 (the "Property"), and all amendments thereto (collectively, the "Lease").

The parties expressly agree as follows:

1. The parties understand that Strainwise has sublet the Property to various subtenants (collectively, the "Licensees" (Strainwise is not a Licensee)), and that such Licensees own various medical and retail marijuana licenses that are attached to the Property (collectively, the "Licenses"). The parties further understand that the Licensees are currently attempting to transfer the Licenses and the business conducted at the Property; however, such License transfer is subject to approval by the State of Colorado Marijuana Enforcement Division (the "MED") and any necessary local authorities. **Therefore, Strainwise shall not be released from its obligations and liabilities associated with the Lease until such time as the MED and any necessary local authorities have approved the transfer of all of the Licenses.**

2. Beginning on June 1, 2017, Headgate shall have the right to advertise and to enter into a new binding lease agreement for the Property with any prospective tenant as chosen by Headgate (the "New Tenant"), with such new lease agreement to commence at a date as mutually agreed upon by both Headgate and the New Tenant, but only following the approval by MED and any necessary local authorities.

3. In the event that Headgate procures a New Tenant and such New Tenant is formally and finally approved by the MED and local licensing authorities as the new owner of the Licenses, then Headgate will release Strainwise, its personal guarantors and its subtenants from any and all obligations under the Lease, subject to the following conditions:

    a. Any payment required in connection with termination of the Lease shall have been fully paid by Strainwise, this shall include any cost in the Lease documents and any unforeseen cost by Headgate;

b. Strainwise has cooperated and performed all necessary acts as may be required to effectuate an assignment of the Lease to the New Tenant as soon as reasonably possible; including but not limited to any legal request by the New Tenant during the transfer process, i.e. early access, etc.;

c. The Property leased to the New Tenant shall include all equipment and fixtures as are currently located at the Property as of the date of this LOI, and Strainwise shall have no further interest or ownership rights to such equipment, fixtures or the Property;

d. Strainwise shall have completed all previously agreed upon obligations under the Lease, including without limitation, the electrical work described in section 2 (d) and 3 (v) of the Settlement Agreement and Addendum to Commercial Lease Agreement executed November 9, 2015 by and between Headgate and Strainwise, or in the alternative a cash payment in lieu of the work for $50,000.00, due upon lease termination or New Tenant taking over the Property whichever is sooner; and

e. Strainwise shall have paid all back rent and other fees currently due and owing (as of MED approval date of New Tenant) in connection with the Lease.

4. If on June 1, 2017: (a) the Licensees, collectively, have a signed agreement with a prospective purchaser of the Licenses, (b) the Licensees, collectively, and such purchaser have submitted the necessary documentation as required by the MED and local licensing authorities to effectuate a transfer and change of ownership of the Licenses, or has a signed agreement providing that such documentation will be submitted no later than June 15, 2017, (c) Headgate, in its sole and absolute discretion, has approved of the prospective purchaser and has entered into an agreement with such prospective purchaser such that it will become the New Tenant, and (d) Strainwise shall have paid all amounts then properly due and owing to Headgate under the Lease and satisfied all other obligations under the Lease, then Headgate shall no longer have the right to advertise and enter into a new binding lease agreement with respect to the Property; provided, however, if the proposed transaction is canceled or does not close in a reasonable amount of time, then Headgate shall again have the rights set forth in Section 2 above. The terms in this Paragraph 4 are subject to Strainwise fulfilling all of its obligations regarding the Lease, including, without limitation, payment of all fees currently due and owing and satisfaction of other obligations.

5. Strainwise may continue to procure a New Tenant after June 1, 2017; provided, however, the consummation of any such transfer shall be subject to the sole and absolute discretion of Headgate.

6. Headgate expects that Strainwise will pay the full amount of rent each month in accordance with the terms of the Lease. Notwithstanding the foregoing, as a courtesy

to Strainwise, Headgate will allow Strainwise to pay a minimum monthly rental payment of $150,000.00 by the 20th day of each month to Headgate, NNN or other Lease payments shall not count towards the $150,000.00 amount. Should Strainwise default on this obligation, then Headgate shall immediately serve Strainwise with a 3-Day Notice to vacate the Property in accordance with state law and commence eviction proceedings.

7. In the event that Strainwise breaches any of the terms of this LOI, then Headgate shall immediately serve Strainwise with a 3-Day Notice to vacate the Property in accordance with state law and commence eviction proceedings.

8. For the avoidance of any doubt, Headgate does not, and will not, under any circumstance, exercise any control or ownership interest in the Licenses, Strainwise or any of its operations or assets. To the extent the MED or any other governmental authority determines that Headgate exercises control over any of these items, the definitive agreements shall be amended to the satisfaction of the MED and the local authority such that Headgate is not deemed to have a controlling interest. The parties hereto acknowledge and agree that certain terms of this LOI, including, without limitation, the transfer of the Licenses, are subject to approval of the MED and local authorities. The parties hereto further agree to negotiate in good faith to comply with any requirement provided by the MED or any local licensing authority.

Headgate and Strainwise agree and understand that while this LOI is binding, it is contemplated that additional definitive documents shall be executed in connection with the consummation of the transactions set forth in this LOI. In the absence of any further definitive documents, this LOI shall continue to bind the parties hereto. Please indicate your agreement to the binding principal terms above by signing and returning a copy of this LOI to the undersigned. We look forward to receiving your favorable response at your earliest convenience.

HEADGATE II, LLC

By: ______________________

Name: William A Shopneck

Title: Member

Accepted and agreed to this 9th day of May, 2017

STRAINWISE, INC.

By: ______________________

Name: Erin Phillips

Title: President

ACKNOWLEDGEMENT AND AGREEMENT

This Acknowledgement and Agreement is entered into this 2nd day of June, 2017 by and among Headgate II, LLC, a Colorado limited liability company ("Headgate"), and Shawn Phillips ("Shawn"), as Managing Member or President, as applicable, of Annie's Tobacco Emporium, LLC ("Annie's"), Boulder County Caregivers, LLC ("Boulder"), North Federal, LLC ("Federal"), Rocky Mountain Farmacy, Inc. ("Rocky Mountain"), Railroad Avenue, Inc. ("Railroad"), and 5110 Race, LLC ("5110", collectively with Annie's, Boulder, Federal, Rocky Mountain and Railroad, the "Licensees").

WHEREAS, Headgate, as Landlord, and Strainwise, Inc., a Colorado corporation ("Strainwise"), as Tenant, are parties to that certain Commercial Lease Agreement effective as of April 1, 2014 associated with the premises located at 11100 East 51st Avenue, Denver, CO 80239 (the "Property"), as amended by that Addendum dated March 5, 2015, as further amended by that Settlement Agreement and Addendum dated November 9, 2015, as further amended by that Letter dated May 9, 2017, and as further amended by that Fourth Amendment to Lease dated June 5, 2017. Collectively, the Commercial Lease Agreement and all amendments thereto are referred to herein as the "Lease";

WHEREAS, Strainwise has sublet the Property to the Licensees as subtenants under the Lease;

WHEREAS, the Licensees own various marijuana cultivation and retail licenses that are attached to the Property and are currently attempting to transfer the Licenses (collectively, the "Licenses") and the business conducted at the property to a prospective purchaser ("New Tenant"), with such New Tenant to be approved by Headgate in its sole and absolute discretion, and approval by the State of Colorado Marijuana Enforcement Division (the "MED") and any necessary local authorities;

WHEREAS, Shawn is currently a personal guarantor under the Lease, together with Erin Phillips as a second personal guarantor (collectively, the "Guarantors");

WHEREAS, the parties understand and acknowledge that Strainwise and the Guarantors shall not be released from released from their respective liabilities and obligations pursuant to the Lease unless and until the Licensees have a signed agreement with the New Tenant to transfer the Licenses, **and until the MED and any necessary local authorities have approved the transfer of the Licenses**;

WHEREAS, the parties hereto desire to memorialize certain rights, agreements and understandings in connection with the Lease as set forth below.

NOW THEREFORE, in consideration of the acknowledgements, promises, and/or agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SP

1. In the event that Headgate procures a New Tenant in accordance with the terms of the Fourth Amendment to Lease, the Licensees agree to transfer the cultivation licenses ("Cultivation Licenses") to the New Tenant in accordance with the terms of the Fourth Amendment to Lease and subject to approval by the MED and any necessary local authorities.

2. The Licensees agree to transfer the Licenses or Cultivation Licenses, as applicable, to the New Tenant, as such term is defined in the Fourth Amendment to the Lease, subject to the requirements for transfer imposed by the MED and local licensing authorities.

3. The Licensees agree that any payment required in connection with such transfer of Licenses or Cultivation Licenses, as applicable, will be paid in full by the New Tenant.

4. The Licenses or Cultivation Licenses, as applicable, shall be transferred to the New Tenant free and clear of any and all liens and encumbrances.

5. The Licensees will cooperate and perform all necessary acts as may be required to effectuate an assignment of the Lease to the New Tenant as soon as reasonably possible; including but not limited to any legal request by the New Tenant during the transfer process.

6. No Licensee shall take any action that would negatively affect the Property or the Licenses or Cultivation Licenses, as applicable, including, without limitation, any subsequent sale of the Licensee's retail licenses to a thirty party purchaser that could negatively impact the transfer of the Licenses or Cultivation Licenses, as applicable, to the New Tenant or negatively affect the Property.

7. For the avoidance of any doubt, Headgate does not, and will not, under any circumstance, exercise any control or ownership interest in the Licenses, Strainwise or any of its operations or assets. To the extent the MED or any other governmental authority determines that Headgate exercises control over any of these items, the definitive agreements shall be amended to the satisfaction of the MED and the local authority such that Headgate is not deemed to have a controlling interest. The parties hereto acknowledge and agree that certain terms of this Agreement, including, without limitation, the transfer of the Licenses or Cultivation Licenses, as applicable, are subject to approval of the MED and local authorities. The parties hereto further agree to negotiate in good faith to comply with any requirement provided by the MED or any local licensing authority.

8. One of the Licensees, 5110 Race, LLC ("5110"), is currently subject to a receivership approved by the District Court of Denver, Colorado. To the extent 5110's rights or interests are affected by this Agreement, this Agreement's applicability to 5110 is contingent upon approval by the Denver District Court resulting from the receivership

action pertaining to 5110 only. The receivership associated with 5110 does not in any way affect the rights or obligations of any of the other Licensees hereunder.

9. The interpretation and performance of this Agreement shall be governed under Colorado law.

10. This Acknowledgement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors and assigns.

11. This Acknowledgement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures are effective as originals.

IN WITNESS WHEREOF, the Parties have executed this Acknowledgement and Agreement on the date set forth above.

HEADGATE II, LLC

By: ______________________
Name: Andy Shopneck
Title: Managing Member

"Annie's Tobacco Emporium, LLC"

By: ______________________
Shawn Phillips, Managing Member

"Boulder County Caregivers, LLC"

By: ______________________
Shawn Phillips, Managing Member

"North Federal, LLC"

By: ______________________
Shawn Phillips, Managing Member

"5110 Race, LLC"

By: ______________________
Shawn Phillips, Managing Member

"Rocky Mountain Farmacy, Inc."

By:________________________
Shawn Phillips, President

"Railroad Avenue, Inc."

By:________________________
Shawn Phillips, President

SETTLEMENT AGREEMENT AND ADDENDUM TO COMMERCIAL LEASE AGREEMENT

THIS SETTLEMENT AGREEMENT and ADDENDUM TO COMMERCIAL LEASE AGREEMENT are made and effective as of November 9, 2015, by and between HEADGATE II, LLC and HEADGATE III, LLC, Colorado limited liability companies (collectively "Landlord") and, Strainwise, Inc., a Colorado corporation ("Tenant").

RECITALS

Whereas, HEADGATE II, LLC and Tenant currently have executed a Commercial Lease Agreement executed April 1, 2014 ("Denver Lease") for the property commonly known and numbered as 11100 East 51st Avenue, Denver, CO ("Denver Property").

Whereas, HEADGATE II, LLC and Tenant modified the Denver Lease effective March 5, 2015 by an Addendum to Commercial Lease Agreement ("Denver Addendum"), which allowed for a rent reduction to Tenant and installation of HVAC enhancements in exchange for installation of a new commercial grow light system pursuant to a defined schedule in addition to payment of the remaining security deposit in the amount of $50,000.

Whereas, both Headgate II, LLC and Tenant allege that the other party is in breach of the terms of the Denver Lease and/or Denver Addendum.

Whereas, HEADGATE III, LLC and Tenant currently have executed a Commercial Lease Agreement executed June 10, 2014 ("Aurora Lease") for the property commonly known and numbered as 21000 East 32nd Parkway, Aurora, CO ("Aurora Property").

Whereas, HEADGATE III, LLC alleges that Tenant breached the Aurora Lease and filed a lawsuit in Adams County District Court for the State of Colorado, entitled Headgate III, LLC v. Stainwise, Inc., *et al.*, Case No. 2015CV30685 ("Aurora Lawsuit").

Whereas, HEADGATE III and Tenant stipulated to dismiss the Aurora Lawsuit without prejudice in an effort to obtain a global resolution between the parties.

Whereas, the Parties wish to resolve all disputes against them and amend the Denver Lease and Denver Addendum under the following terms and conditions.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, the Parties agree as follows:

1. HVAC Guarantee

   a. HEADGATE II, LLC did not design or install the dehumidification units and will not guarantee their indefinite functionality or unit performance.

b. However, HEADGATE II will agree to take all reasonable and necessary steps to enforce any warranty or performance guarantee relating to the dehumidification equipment or its design, if an issue arises during the warranty or guarantee period.

c. Once the warranty and guarantee periods have expired, it shall be Tenant's obligation per the Denver Lease and the Denver Addendum to maintain the units.

2. Electrical

a. Tenant shall remove all existing flower lights and ballasts at the Denver Property and install the new flower lighting pursuant to the Denver Addendum under the framework below before any meaningful analysis of the electrical system can occur.

b. Once Tenant has installed all the new lights in the facility, removed all existing lighting and ballasts, and installed tables in each of the 8 grow rooms, HEADGATE II and Tenant will agree to split the cost of an electrical engineer or electrician ("Electrical Expert") to evaluate the electrical system in the building and make detailed recommendations, if any, regarding any modifications, repairs or replacements, and identify whether such items constitute life safety issues or building code violations, or are recommended modifications, repairs or replacements.

c. Based on the report generated from the Electrical Expert, the Parties shall confer in good faith to decide the scope of the work that is required to repair the electrical system, if any (the "Scope"). HEADGATE II and Tenant agree to work together in good faith to develop a comprehensive plan to identify the Scope of work and the responsibilities of each party based upon the Electrical Expert's recommendations. The scope at a minimum will include all life safety issues and code violations, all additional work shall be mutually agreed upon.

d. HEADGATE II, LLC and Tenant shall split the cost of the Scope equally and shall be responsible for half of each invoice for any work falling under the Scope, unless otherwise agreed to in writing.

e. After the Scope is completed, all future electrical modifications, repairs or replacements shall be Tenant's responsibility in accordance with the terms of the Denver Lease unless otherwise agreed in writing, and any future electrical work shall be performed by an electrical contractor approved by HEADGATE II.

3. Light Replacement

Without waiving any other requirements, the Denver Addendum is amended to allow completion of the purchase and installation of lighting for the cultivation of marijuana as follows:

i. Starting in November 2015, Tenant shall install one and a half rooms per month (or 270 lights) until all the flower lights in the facility have been exchanged, with all of the lights installed not later than March 1, 2016.

ii. All of the old lights and ballasts shall be removed in the rooms at the time the lights are switched.

iii. The tables shall not be considered a fixture, and shall remain the property of the Tenant. Upon the termination of the Lease Tenant shall be responsible for repairing all damage to the facility due to the use and installation of the tables, including but not limited to patching and sealing concrete that has been damaged.

iv. Upon request, Tenant must provide proof of purchase of the new lights and shall not finance the lights as the lights will be owned by HEADGATE II following purchase regardless of whether they are immediately installed.

v. Tenant shall be responsible for all work involving the 120v circuit including but not limited to, disconnecting the swamp coolers and installing new fans and 120v circuits in each room and in the rear of the facility to meet their operational needs for the facility. Prior to the commencement of this work, HEADGATE II, LLC shall approve Tenant's electrical plans and choice of contractor per the Denver Addendum. Approval will not be unreasonably withheld.

vi. In exchange for the preceding Subparagraph iv., HEADGATE II, LLC agrees to modify the Denver Addendum to limit exchanging the lights in seven (7) rooms rather than the eight (8) rooms contemplated in the original agreement, and to modify the location of the vegetative room and grow rooms to allow for fewer than 180 but no less than 114 lights in room 513.

vii. HEADGATE II, LLC in addition to any other concessions, will apply $50,000 dollars of Tenant's security deposit towards the purchase of the new lights. Tenant will repay the deficiency in the security deposit starting May 1, 2016 or approximately thirty (30) days after the completion of the install of the new lights in $10,000 monthly increments until the balance is repaid.

viii. If Tenant does not comply with the new light replacement schedule and terms then the same repayment terms for the rent reduction spelled out in the Denver Addendum will apply.

4. Release Agreement

a. **Denver Property**

i. Upon full completion of the above terms and conditions, HEADGATE II and Tenant, on behalf of themselves, their officers, directors, employees, agents, successors, assigns, and subtenants, hereby forever release and hold harmless each other, their officers, managers, shareholders, directors, owners, employees, agents, successors, subtenants, and assigns from any and all lawsuits, claims, demands, rights, liabilities, and causes of action arising out of any alleged breach of contract, actions by either party, omissions by either party, or any other conduct occurring before the execution of this Agreement related to or arising out of the Denver Lease and/or Denver Addendum. Notwithstanding the foregoing, nothing in this release shall be deemed to release the Parties from ongoing obligations under the Denver Lease or to release any personal guaranty as to the performance of those ongoing obligations.

ii. Tenant waives from the effective date of the Denver Lease to the signing of this document, all claims known or unknown against HEADGATE II including but not limited to:

1. Any real or perceived business interruption at the Denver Property;
2. Any real or perceived claim with the Denver Property and improvements;
3. Any real or perceived claim related to the electrical system, HVAC, or any other system or equipment in the building at the Denver Property;
4. Any claim relating to any real or perceived representation from Headgate II to Tenant regarding the Denver Property facility or its capabilities.

iii. Upon completion of the foregoing obligations, Tenant acknowledges that HEADGATE II has installed all equipment and otherwise complied with its obligations for any finish work on the Denver Property required by the Denver Lease and/or Denver Addendum. Tenant agrees that it has taken possession of the Denver Property subject to the maintenance and repair options under the Denver Lease and that HEADGATE II, LLC has no further obligations other than those identified in the Denver Lease.

iv. Tenant acknowledges that HEADGATE II, LLC is not its partner nor does it have any input in and is not responsible for Tenant's yields or the yields of its sub-tenants, their growing procedures, the setup and integration of any electrical system, environmental system or control settings, or other similar growing processes and equipment.

v. HEADGATE II, LLC makes no representation as to the capabilities of the Denver Property related to its potential to grow marijuana.

vi. HEADGATE II, LLC makes no representations about the facility or the equipment at the facility as it relates to "industry standards".

vii. Tenant understands that the rental rates in the Denver Lease reflect the high cost of building acquisition and equipment costs which were installed in the building and in no manner or form reflect a "turnkey operation" or guarantee of any performance levels at the Denver Property.

viii. It is specifically noted that Tenant, on behalf of itself and its subtenants and assigns, is agreeing to waive any and all claims that are either known or unknown from the beginning of the sublease through the execution of this Agreement that they may have against HEADGATE II at the time of this acknowledgement. Tenant, on behalf of itself, its successors, agents, or assigns, hereby agrees to defend and indemnify HEADGATE II, its successors or assigns, from and against any lawsuit, arbitration, claim, or liability asserted or brought by any subtenant at the Denver Property against HEADGATE II, its employees, officers, members, successors, or assigns.

b. **Aurora Property**

i. Since June 10, 2014, HEADGATE III has advanced triple net ("NNN") payments on behalf of Tenant totaling $150,100.63, for which Tenant has never reimbursed HEADGATE III. HEADGATE III will apply Tenant's $50,000 security deposit to offset a portion of the NNN balance reducing the total amount owed to $100,100.63. Tenant will begin making payments on the remaining balance in the amount of $20,025.00 per month by the 15th day of each month beginning May 15, 2016 until paid in full. If Tenant fails to make a payment on the date due, HEADGATE III will provide Tenant a notice and opportunity to cure of five (5) business days. If such notice and opportunity to cure becomes necessary, Tenant shall pay a late fee of $150 in addition to the payment due.

ii. In addition to the forgoing, regardless of successful completion of the repayment plan in the foregoing subparagraph, Tenant agrees to forever release and hold harmless HEADGATE III, its officers, managers, shareholders, directors, owners, employees, agents, successors, subtenants, and assigns from any and all lawsuits, claims, demands, rights, liabilities, and causes of action arising out of any alleged breach of contract, actions, omissions, or any other conduct occurring before the execution of this Agreement related to or arising out of the Aurora Lease.

iii. Directly conditioned on successful completion of the repayment plan outlined in this section, HEADGATE III, on behalf of itself, its officers, directors, employees, agents, successors, and assigns, agrees to forever release and hold harmless Tenant, its officers, managers, shareholders, directors, owners, employees, agents, successors, subtenants, and assigns from any and all lawsuits, allegations, disputes, or claims arising out of any alleged breach of contract, actions, omissions, or any other conduct occurring before the execution of this Agreement related to or arising out of the Aurora Lease.

5. General Conditions

a. The Parties understand that future lawsuits, claims, demands, rights, liabilities, and causes of action released above, which presently are unknown, unforeseen, or not yet in existence may occur and consciously intend to release all such lawsuits, claims, demands, rights, liabilities, and causes of action.

b. The Parties represent and warrant that they have made no assignment, transfer, conveyance, pledge, or other disposition of any of the lawsuits, claims, demands, rights, liabilities, causes of action, obligations, damages, or liabilities released above, and that they are fully entitled to release all such claims and demands.

c. This Agreement contains the entire understanding of the parties with regard to its subject matter. No warranties, representations, promises or agreements have been made between the parties other than as expressly set forth herein, and neither Landlord nor Tenant shall be bound by any warranties, representations, promises or agreements not set forth in this Agreement. This Agreement supersedes any previous agreement or understanding between the Parties, and cannot be modified except in writing, signed by both Parties.

d. The Parties acknowledge and agree that they have been represented and advised by independent counsel of their own choice throughout the negotiations which preceded the execution of this Agreement. Accordingly, this Agreement shall not be interpreted against any Party as the drafter. The Parties represent and acknowledge that in executing this Agreement, neither Party has relied upon any representation or statement made by the other Party, or the other Party's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, other than the promises and representations made in this Agreement. The Parties further represent that the terms of this Agreement have been completely read by them, and that the terms are fully understood and voluntarily accepted by them.

e. The Parties represent and warrant that (a) each has read and understands the terms of the Agreement, (b) each has the full power and authority to execute and deliver this Agreement and to perform and carry out all covenants and obligations to be performed and carried out by them hereunder, (c) each has duly taken all required actions to authorize the execution of this Agreement and the performance of the other obligations to be performed by each of them hereunder, (d) this Agreement constitutes a legal, valid, and binding obligation of the Parties, enforceable against such party in accordance with its terms, and (e) each has entered into this Agreement voluntarily and for reasons of their own and not based upon the representations of the other party hereto except as contained in this Agreement.

f. In the event of a breach of this Agreement, the non-breaching party shall be entitled to all relief permitted by law or this Agreement including an immediate entry of judgment against the breaching party by a court of competent jurisdiction, however, releases herein shall remain in full force and effect in accordance with any conditions. Any action to enforce the provisions of this Agreement shall include an award of reasonable attorneys' fees and costs to the prevailing party.

g. This Agreement and any dispute arising hereunder shall be interpreted, enforced, and governed under the laws of Colorado and any legal action relating to this Agreement shall be brought on in the District Court for the County of Denver, State of Colorado.

h. This Agreement may be signed in multiple counterparts each of which shall be deemed to be any original, and all of which shall be deemed one and the same instrument.

i. Unless specifically stated herein, nothing in this Agreement shall modify or release any Party from any ongoing requirements in the Denver Lease and/or Denver Addendum.

j. Nothing herein shall be deemed, held or construed as creating Landlord as a partner, agent, associate of, or in a joint venture with Tenant in the conduct of Tenant's business or otherwise, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of said business, it being expressly understood and agreed that the relationship between the parties is and shall at all times remain that of Landlord and Tenant.

IN WITNESS WEREOF, the parties have executed this Agreement as of the day and year indicated above.

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LANDLORD:

HEADGATE II, LLC
a Colorado limited liability company
and
HEADGATE III, LLC
a Colorado limited liability company

By Singletree Financial Partners, LLC
a Colorado limited liability company
Managing Member of Singletree Financial Partners, LLC

By: ______________________
William Andrew Shopneck
Managing Member of Singletree Financial Partners, LLC

By: ______________________
Christopher Clark Shopneck
Managing Member of Singletree Financial Partners, LLC

TENANT:

STRAINWISE, INC.
a Colorado corporation

By Erin Phillips

By: ______________________
Erin Phillips
President, CEO
Strainwise, Inc.

ADDENDUM to
COMMERCIAL LEASE AGREEMENT

THIS ADDENDUM to COMMERCIAL LEASE AGREEMENT ("**Addendum**") is made and effective as of March 5, 2015, by and between HEADGATE II, LLC, a Colorado limited liability company ("**Landlord**") and, Strainwise, Inc., a Colorado corporation ("**Tenant**").

Landlord and Tenant currently have an executed Commercial Lease Agreement ("Lease") executed April 1, 2014 for the property commonly known and numbered as **11100 East 51st Avenue, Denver, CO** (the "**Property**"), from the Lease. Landlord and Tenant desire to modify the Lease with the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed that the following modifications shall be made to the Lease effective immediately:

1. **Rental.**

Landlord and Tenant agree to modify the Base Monthly Rent for 2015 as outlined below:

January 1, 2015	to	December 31, 2015	$221,833.33 per month ($44.00/SF)*

*Starting April 1, 2015 through November 1, 2015 the monthly rental amount shall be reduced by Fifty Thousand Dollars and 00/100 (**$50,000.00**) each month from Two Hundred Twenty One Thousand Eight Hundred and Thirty Three Dollars and 33/100 (**$221,833.33**) to One Hundred Seventy One Thousand Eight Hundred Thirty Three Dollars and 33/100 (**$171,833.33**). From December 1, 2015 to the end of the initial term of the Lease, the base monthly rate shall return to the rental rates described in the Lease. In exchange for the eight month rent reduction Tenant shall at Tenant's cost replace all lighting for the cultivation of marijuana, with fixtures approved in writing by Landlord. Tenant shall install no less than One Hundred Eighty (180) fixtures per flower room, and an amount to be approved by Landlord in writing for the vegetative room reference exhibit "A1". Tenant shall have the right to sell the Eighteen Hundred Twenty Two (1822) lighting fixtures currently at the facility for the cultivation of marijuana and use those proceeds exclusively for the purchase of the new lighting fixtures. All new lighting fixtures shall be the property of Landlord. Prior to April 30, 2015 Landlord and Tenant shall agree upon a construction schedule for the new lighting fixtures which will be added upon completion as exhibit "B1", if a construction schedule is not agreed upon by April 30, 2015 then the rent reduction will revert back to the rent schedule defined in the Lease and all previous reductions will be owed to Landlord within ten (10) business days, and Tenant shall be responsible for returning all lighting to its original condition. Tenant shall by November 30, 2015 have one hundred percent (100%) of the lighting purchased and on the Property, and at least eighty percent (80%) of the new lighting installed. If Tenant does not have one hundred percent (100%) of the new lighting fixtures purchased and at the Property, and does not have eight percent (80%) of the new lighting fixtures installed by November 30, 2015, or does not complete the total installation by the agreed upon construction schedule in exhibit "B1" then, Tenant shall pay to Landlord the total sum of the rent reduction from April 1, 2015 to November 1, 2015 of Four Hundred Thousand Dollars and 00/100 (**$400,000.00**), Tenant shall refund any proceeds from the sale of the existing lighting fixtures, and any new lighting fixtures that have been purchased shall be the property of Landlord.

Prior to the execution of this Addendum Tenant shall pay to Landlord, the remaining Security Deposit of Fifty Thousand Dollars and 00/100 (**$50,000.00**).

All rental payments from Tenant to Landlord shall be exclusively in the form of a check or wire transfer. In the event that Tenant loses their banking relationship, and is unable to pay rent by a check or wire transfer Tenant shall notify landlord prior to the first (1st) of the month in writing that they have lost their banking relationship and are unable to pay the rent in the form of a check. After Tenant has notified Landlord in writing, Tenant shall be able to pay the rental amount in cash. If Tenant pays in cash a three percent (3%) inconvenience charge shall be added to the rental amount. If Tenant pays in cash more than two (2) times in any twelve (12) month period then the inconvenience charge shall increase to six percent (6%) of the monthly rental amount. The inconvenience charge is independent of any other fee or condition established by the Lease. All rental payments from Tenant to Landlord shall be due in the same timeframe and subject to the same conditions as described in the Lease.

2. **Equipment.**

1. New equipment will be added to lease as exhibit "C1"
    a. Exhibit "C1" will include the specifics of the following:
        i. The details of the dehumidification cooling systems that is going to be added to the current HVAC system and will include the guarantee of the HVAC company that is installing it
        ii. The number and type of diffusers added to the current system
        iii. The number up to seven (7) and type of fans added to each room
        iv. The new electrical to run the dehumidification and cooling system and the additional receptacles added to each room.
        v. The number and type of new lighting receptacles added to the building, in accordance with this addendum.
        vi. Tables and fertigation systems added by tenant.

2. Landlord will allow Tenant to sell the existing Eighteen Hundred Twenty Two (1822) lighting fixtures currently at the facility for the cultivation of marijuana and use those proceeds exclusively for the purchase of the new lighting fixtures. Prior to the sale of the old lights the new type of lights must be approved by Landlord. Tenant shall install no less than One Hundred Eighty (180) fixtures per flower room, and an amount to be approved by Landlord for the vegetative room reference exhibit "A1". All new lighting fixtures shall be the property of Landlord.

3. Repairs.

The maintenance of the HVAC systems at the Leased Premises shall be maintained by a third party chosen by the Landlord and the cost of the maintenance shall be added to the NNN portion of the lease. All other Repairs shall remain the same as prescribed by the Lease.

4. Alterations and Improvements.

Alterations and improvements made and paid for by Tenant to the Leased Premises that are not fixtures shall remain the property of the Tenant. So there is no confusion as to what constitutes a fixture prior to beginning any alteration or improvement Landlord and Tenant shall agree in writing to the alterations and improvements and if they constitute a fixture or not. If an alteration or improvement is made and is not agreed to in writing it shall be considered a fixture and shall be the property of the Landlord.

5. Security Deposit.

The Security Deposit shall be One Hundred Fifty Thousand Dollars and 00/100 (**$150,000.00**). Prior to the execution of this Addendum Tenant shall pay to Landlord, the remaining, Security Deposit of Fifty Thousand dollars and 00/100 (**$50,000.00**).

6. Final Agreement.

This Addendum is in addition to the Lease. This Agreement may be modified only by a further writing that is duly executed by both parties.

7. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.

8. Severability.

If any portion of this Addendum shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Addendum is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

9. **Conflict**. In the event of any conflict between the terms contained in this Addendum and the terms of any Exhibit attached hereto, the terms of this Addendum shall control. In the event of any conflict between the terms contained in this Addendum and the terms of the Lease, the terms of the Lease shall control.

10. **Landlord Not a Partner**. Nothing herein contained shall be deemed, held or construed as creating Landlord as a partner, agent, associate of, or in a joint venture with Tenant in the conduct of the business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of said business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

LANDLORD:

HEADGATE II, LLC
a Colorado limited liability company

By: Singletree Financial Partners, LLC
a Colorado limited liability company
Managing Member of HEADGATE II, LLC

By: ______________________
William Andrew Shopneck
Managing Member of Singletree Financial Partners, LLC

By: ______________________
Christopher Clark Shopneck
Managing Member of Singletree Financial Partners, LLC

TENANT:

Strainwise, Inc.
a Colorado corporation

By: Shawn Phillips and Erin Phillips,

By: ______________________
President Strainwise, Inc.

By: ______________________
Chief Executive Officer Strainwise, Inc.

Exhibit A1
flower = flower Room
veg/Clone = Vegitative Room


ADD WATER TO EXISTING EVAPORATIVE COOLERS PLAN
Flower
Flower
Flower
Flower
Clone
Flower
Veg
flower
flower
M5
RENO JAMES
MECHANICAL PLAN
HVAC PERFORMANCE IMPROVEMENTS